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                                                                      EXHIBIT 12

AMERUS LIFE HOLDINGS, INC.
EXHIBIT 12 - STATEMENT RE:  COMPUTATION OF RATIOS
RATIO OF EARNINGS FIXED CHARGES

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
                                                                                  Years Ended December 31,
                                                                                  ------------------------
                                                        1998             1997             1996              1995             1994
                                                        ----             ----             ----              ----             ----
                                                                              (In thousands)
Earnings:
---------
Income before income taxes
  and accounting changes                            $ 91,251          $ 80,081         $118,032          $110,550          $ 26,131

Add, Combined Fixed Charges                          309,863            74,866           68,396            80,476            83,403
                                                    --------          --------         --------          --------          --------

Adjusted Earnings                                    401,114           155,047          186,428           191,026           109,534
                                                    ========          ========         ========          ========          ========
Fixed Charges:
--------------
Interest on indebtedness                            $ 14,784          $  7,961         $  2,142          $  2,356          $  5,356

Preferred stock dividends                             12,291             7,019                -                 -                 -

Interest credited to deferred
  annuities                                          282,788            59,886           66,254            78,120            77,980
                                                    --------          --------         --------          --------          --------

                                                    $309,863          $ 74,866         $ 68,396          $ 80,476          $ 83,403
                                                    ========          ========         ========          ========          ========
Ratio of Earnings to
  Combined Fixed
  Changes and Preferred
  Stock Dividends                                       1.29              2.07             2.73              2.37              1.31
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